UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 28, 2020

VERDE BIO HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54524	30-0678378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Cowboys Way, Suite 300

Frisco, Texas 75034

(Address of Principal Executive Offices)

(972) 217-4080

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreements.

Private Placement and Promissory Note

On May 28, 2020, Verde Bio Holdings, Inc. (the “Company”) entered into an Equity Financing Agreement (“Financing Agreement”) with GHS Investments, LLC (“GHS”), whereby GHS agreed to purchase, through puts made from time to time by the Company, up to $5,000,000 worth of the shares (“Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”).  In accordance with the terms of the Financing Agreement and the Registration Rights Agreement dated May 28, 2020 between the Company and GHS (“Registration Agreement”), the Company is required to register the Shares on Form S-1 with the Securities and Exchange Commission (“SEC”) as a condition to GHS’s obligation to close on the purchase of the Shares.

In connection with the Financing Agreement, GHS extended a Promissory Note (“Commitment Note”) in the Amount of $20,000, with interest in the amount of 10% per annum and which is convertible into shares of the Company’s common stock at a conversion price of $0.01 per share.

A form of the Financing Agreement, Registration Agreement and Commitment Note are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the Financing Agreement and the purchase of the Shares set forth in Item 1.01 is incorporated by reference into this Item 3.02.

On May 22, 2020 the Company issued 24,500,000 shares of Common Stock to certain consultants and service providers, including the issuance of 20,000,000 shares of Common Stock to Scott Cox, the Company’s sole Director and Chief Executive Officer.

Item 8.01         Other Events.

On June 3, 2020, the Company issued a press release announcing the purchase of the Shares. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibits. The following exhibits are being filed herewith:

Exhibit Number 10.1 10.2 10.3 99.1	Description of Exhibits Equity Financing Agreement. Registration Rights Agreement. Commitment Note Press Release issued June 3, 2020

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 8th day of February, 2018.

VERDE BIO HOLDINGS. INC.
By:	/s/ Scott A. Cox
	Name:	Scott A. Cox
	Title:	Chief Executive Officer

Exhibit Index to Current Report on Form 8-K

Exhibit Number 10.1 10.2 10.3 99.1	Description of Exhibits Equity Financing Agreement Registration Rights Agreement Commitment Note Press Release